EXHIBIT 99.1
Press Release

Las Vegas Sands Reports Third
Quarter 2015 Results

For the Quarter Ended September 30, 2015

—	Consolidated Adjusted Property EBITDA was $1.05 Billion
—	Consolidated Adjusted Property EBITDA Margin Increased to 36.4%

—	In Macao:

-	Adjusted Property EBITDA was $536.8 Million
-	Strong Cost Discipline Drove a 170 Basis Point Sequential Improvement in Hold-Normalized Adjusted Property EBITDA Margin to 33.4%

—	At Marina Bay Sands in Singapore:

-	Hold-Normalized Adjusted Property EBITDA Increased 12.2% to $411.3 Million
-	Adjusted Property EBITDA Increased 10.8% to $389.7 Million
-	On a Constant-Currency Basis, Hold-Normalized Adjusted Property EBITDA Increased 22.4%

—	Hold-Normalized Adjusted Earnings per Diluted Share was $0.71; Adjusted Earnings per Diluted Share was $0.66; and GAAP Earnings per Diluted Share was $0.65

—	The Company Paid Dividends of $0.65 per Share, an Increase of 30.0% Over the Prior-Year Quarter

—	The Company’s Board of Directors Announced an Increase of 10.8% in the Company’s Recurring Common Stock Dividend for the 2016 Calendar Year to $2.88 per Share ($0.72 per Share per Quarter)

—	The Company Returned $80.0 Million of Capital to Shareholders Through its Stock Repurchase Program

Las Vegas, NV (October 21, 2015) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended September 30, 2015.

Third Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “While the operating environment in Macao, particularly in the high-end gaming segments, remained challenging during the quarter, our focus on the higher margin mass and non-gaming segments and the geographic diversification of our cash flows allowed us to again deliver in excess of one billion U.S. dollars of adjusted property EBITDA during the quarter and weather this cyclical downturn better than the industry overall.  We remain sharply focused on the consistent execution of our global growth strategy, which leverages the power of our unique convention-based Integrated Resort business model.

“Our convention-based Integrated Resort business model appeals to the broadest set of customers, generates the most diversified set of cash flows, and delivers the industry’s highest revenue and profit from non-gaming segments while bringing unsurpassed economic and diversification benefits to the regions in which we operate.  We remain confident in our ability to both further extend our global leadership position and deliver strong growth in the future.

“The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy. Accordingly, I am extremely pleased to announce that the company’s Board of Directors has increased the company’s recurring common stock dividend for the 2016 calendar year to $2.88 per share, an increase of 10.8%.”

The company paid a recurring quarterly dividend of $0.65 per common share during the quarter, an increase of 30.0% compared to the third quarter of 2014. The company also announced that its next recurring quarterly dividend of $0.65 per common share will be paid on December 31, 2015, to Las Vegas Sands shareholders of record on December 22, 2015.  That dividend represents an increase of 30.0% compared to the dividend paid in the fourth quarter of 2014.  Additionally, since the inception of the company’s share repurchase program in June 2013, the company has returned $2.38 billion to shareholders through the repurchase of 34.0 million shares, including $80.0 million of common stock (1.7 million shares at a weighted average price of $45.75) during the quarter ended September 30, 2015.

Mr. Adelson added, “In Macao, notwithstanding a challenging environment in the VIP and premium mass gaming segments, we delivered $536.8 million in adjusted property EBITDA across our Macao property portfolio in the third quarter.  We remain confident that our market-leading Cotai Strip properties, which will be complemented in the future by the St. Regis tower at Sands Cotai Central opening in December 2015, and by The Parisian Macao, targeted to open in late 2016, will continue to provide the economic benefits of diversification to Macao, help attract greater numbers of business and leisure travelers, and provide an outstanding and diversified platform for growth in the years ahead.”

Despite the negative impact of the stronger U.S. dollar, adjusted property EBITDA at Marina Bay Sands in Singapore increased 10.8% year-over-year to $389.7 million in the current quarter, driven by growth in mass play from visitors to Singapore and healthy Rolling Chip volume. Hold-normalized EBITDA increased 12.2% to $411.3 million. The property generated record mass gaming win-per-day in local currency terms while hold-normalized adjusted property EBITDA increased 22.4% year-over-year on a constant-currency basis.

Company-Wide Operating Results

Net revenue for the third quarter of 2015 decreased 18.1% to $2.89 billion, compared to $3.53 billion in the third quarter of 2014. Consolidated adjusted property EBITDA of $1.05 billion decreased 18.0% in the third quarter of 2015, compared to the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA decreased 13.4% to $1.09 billion in the third quarter of 2015.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the third quarter of 2015 decreased 23.9% to $739.1 million, compared to $971.4 million in the third quarter of 2014.  The decrease in operating income was principally due to softer results across the company’s Macao property portfolio.

On a GAAP basis, net income attributable to Las Vegas Sands in the third quarter of 2015 decreased 22.7% to $519.4 million, compared to $671.7 million in the third quarter of 2014, while diluted earnings per share in the third quarter of 2015 decreased 21.7% to $0.65, compared to $0.83 in the prior-year quarter. The decrease in net income attributable to Las Vegas Sands reflected the decline in operating income described above, offset by a $90.0 million decrease in net income attributable to noncontrolling interests.

Adjusted net income (see Note 1) decreased to $529.8 million, or $0.66 per diluted share, compared to $675.7 million, or $0.84 per diluted share, in the third quarter of 2014.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. decreased 28.8% to $1.66 billion in the third quarter of 2015, compared to $2.33 billion in the third quarter of 2014. Adjusted property EBITDA for Sands China Ltd. decreased 32.8% to $545.0 million in the third quarter of 2015, compared to $811.6 million in the third quarter of 2014. Net income for Sands China Ltd. decreased 46.8% to $343.2 million in the third quarter of 2015, compared to $644.6 million in the third quarter of 2014.

The Venetian Macao Third Quarter Operating Results

Despite the softer gaming market in Macao, The Venetian Macao continued to enjoy Macao market-leading visitation and financial performance. The property generated adjusted property EBITDA of $256.4 million in the third quarter with a market-leading EBITDA margin of 36.6%.  Non-Rolling Chip drop was $1.74 billion for the quarter with a Non-Rolling Chip win percentage of 23.4%.  Rolling Chip volume during the quarter decreased 32.1% to $6.88 billion.  Rolling Chip win percentage was 3.08% in the quarter, below the 3.13% experienced in the prior-year quarter. Slot handle was $1.05 billion.

The following table summarizes the key operating results for The Venetian Macao for the third quarter of 2015 compared to the third quarter of 2014:

	Three Months Ended
The Venetian Macao Operations	September 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$590.0	$817.8	$(227.8)	-27.9%
Rooms	53.6	66.6	(13.0)	-19.5%
Food and Beverage	20.5	27.4	(6.9)	-25.2%
Mall	50.4	51.0	(0.6)	-1.2%
Convention, Retail and Other	21.5	24.6	(3.1)	-12.6%
Less - Promotional Allowances	(36.4)	(44.4)	8.0	18.0%
Net Revenues	$699.6	$943.0	$(243.4)	-25.8%

Adjusted Property EBITDA	$256.4	$352.7	$(96.3)	-27.3%
EBITDA Margin %	36.6%	37.4%		-0.8 pts

Operating Income	$213.7	$312.4	$(98.7)	-31.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,876.4	$10,127.6	$(3,251.2)	-32.1%
Rolling Chip Win %(1)	3.08%	3.13%		-0.05 pts

Non-Rolling Chip Drop	$1,741.5	$2,208.1	$(466.6)	-21.1%
Non-Rolling Chip Win %	23.4%	24.7%		-1.3 pts

Slot Handle	$1,047.8	$1,440.9	$(393.1)	-27.3%
Slot Hold %	4.8%	4.6%		0.2 pts

Hotel Statistics

Occupancy %	84.5%	93.3%		-8.8 pts
Average Daily Rate (ADR)	$239	$269	$(30)	-11.2%
Revenue per Available Room (RevPAR)	$202	$251	$(49)	-19.5%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Third Quarter Operating Results

Net revenues and adjusted property EBITDA for the third quarter of 2015 at Sands Cotai Central were $550.2 million and $170.5 million, respectively, resulting in an EBITDA margin of 31.0%.

Non-Rolling Chip drop was $1.46 billion in the third quarter with a Non-Rolling Chip win percentage of 21.9%.  Rolling Chip volume was $4.64 billion for the quarter with a Rolling Chip win percentage of 3.54%.  Slot handle was $1.50 billion for the quarter. Hotel occupancy was 86.5% with ADR of $152.

The following table summarizes our key operating results for Sands Cotai Central for the third quarter of 2015 compared to the third quarter of 2014:

	Three Months Ended
Sands Cotai Central Operations	September 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$475.1	$727.3	$(252.2)	-34.7%
Rooms	68.7	81.8	(13.1)	-16.0%
Food and Beverage	25.2	34.8	(9.6)	-27.6%
Mall	15.8	17.7	(1.9)	-10.7%
Convention, Retail and Other	5.7	8.2	(2.5)	-30.5%
Less - Promotional Allowances	(40.3)	(53.3)	13.0	24.4%
Net Revenues	$550.2	$816.5	$(266.3)	-32.6%

Adjusted Property EBITDA	$170.5	$267.0	$(96.5)	-36.1%
EBITDA Margin %	31.0%	32.7%		-1.7 pts

Operating Income	$94.5	$193.0	$(98.5)	-51.0%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,640.5	$10,567.2	$(5,926.7)	-56.1%
Rolling Chip Win %(1)	3.54%	3.48%		0.06 pts

Non-Rolling Chip Drop	$1,458.7	$1,891.2	$(432.5)	-22.9%
Non-Rolling Chip Win %	21.9%	22.4%		-0.5 pts

Slot Handle	$1,503.6	$2,025.1	$(521.5)	-25.8%
Slot Hold %	3.7%	3.4%		0.3 pts

Hotel Statistics

Occupancy %	86.5%	89.5%		-3.0 pts
Average Daily Rate (ADR)	$152	$176	$(24)	-13.6%
Revenue per Available Room (RevPAR)	$131	$157	$(26)	-16.6%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao and Plaza Casino Third Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $58.8 million in the third quarter of 2015, a decrease of 41.9% compared to the year-ago quarter.  Non-Rolling Chip drop was $280.9 million, while Non-Rolling Chip win percentage was 25.4%.  Rolling Chip volume was $2.82 billion for the quarter. Rolling Chip win percentage was 3.13% in the quarter, below the 3.45% experienced in the prior-year quarter. Slot handle was $111.8 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the third quarter of 2015 compared to the third quarter of 2014:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	September 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$129.6	$221.4	$(91.8)	-41.5%
Rooms	10.9	11.9	(1.0)	-8.4%
Food and Beverage	6.5	7.7	(1.2)	-15.6%
Mall	32.0	36.3	(4.3)	-11.8%
Convention, Retail and Other	0.8	1.0	(0.2)	-20.0%
Less - Promotional Allowances	(11.9)	(12.9)	1.0	7.8%
Net Revenues	$167.9	$265.4	$(97.5)	-36.7%

Adjusted Property EBITDA	$58.8	$101.2	$(42.4)	-41.9%
EBITDA Margin %	35.0%	38.1%		-3.1 pts

Operating Income	$46.9	$88.7	$(41.8)	-47.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,821.7	$6,236.9	$(3,415.2)	-54.8%
Rolling Chip Win %(1)	3.13%	3.45%		-0.32 pts

Non-Rolling Chip Drop	$280.9	$320.4	$(39.5)	-12.3%
Non-Rolling Chip Win %	25.4%	25.2%		0.2 pts

Slot Handle	$111.8	$214.6	$(102.8)	-47.9%
Slot Hold %	7.3%	4.6%		2.7 pts

Hotel Statistics

Occupancy %	86.5%	88.3%		-1.8 pts
Average Daily Rate (ADR)	$363	$391	$(28)	-7.2%
Revenue per Available Room (RevPAR)	$314	$345	$(31)	-9.0%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Third Quarter Operating Results

Sands Macao’s adjusted property EBITDA was $51.1 million. Non-Rolling Chip drop was $759.7 million during the quarter, while slot handle was $710.2 million. Rolling Chip volume was $2.06 billion for the quarter. The property realized 3.57% win on Rolling Chip volume during the quarter, above the 2.76% generated in the year-ago quarter.

The following table summarizes our key operating results for Sands Macao for the third quarter of 2015 compared to the third quarter of 2014:

	Three Months Ended
Sands Macao Operations	September 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$200.8	$273.6	$(72.8)	-26.6%
Rooms	6.0	5.7	0.3	5.3%
Food and Beverage	8.6	9.8	(1.2)	-12.2%
Convention, Retail and Other	2.6	2.5	0.1	4.0%
Less - Promotional Allowances	(10.6)	(11.5)	0.9	7.8%
Net Revenues	$207.4	$280.1	$(72.7)	-26.0%

Adjusted Property EBITDA	$51.1	$88.1	$(37.0)	-42.0%
EBITDA Margin %	24.7%	31.5%		-6.8 pts

Operating Income	$41.8	$78.3	$(36.5)	-46.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$2,058.1	$4,318.5	$(2,260.4)	-52.3%
Rolling Chip Win %(1)	3.57%	2.76%		0.81 pts

Non-Rolling Chip Drop	$759.7	$884.6	$(124.9)	-14.1%
Non-Rolling Chip Win %	17.2%	19.1%		-1.9 pts

Slot Handle	$710.2	$833.4	$(123.2)	-14.8%
Slot Hold %	3.7%	3.6%		0.1 pts

Hotel Statistics

Occupancy %	99.8%	99.4%		0.4 pts
Average Daily Rate (ADR)	$226	$219	$7	3.2%
Revenue per Available Room (RevPAR)	$226	$218	$8	3.7%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Third Quarter Operating Results

Marina Bay Sands in Singapore generated adjusted property EBITDA of $389.7 million, an increase of 10.8% compared to the year-ago quarter. On a hold-normalized basis, adjusted property EBITDA increased 12.2% to $411.3 million. On a constant-currency basis, adjusted property EBITDA increased 20.8% (on a constant-currency basis, hold-normalized adjusted property EBITDA increased 22.4% compared to the prior-year quarter).   Rolling Chip win percentage of 2.61% in the third quarter of 2015 was below the expected range and slightly below the 2.64% achieved in the third quarter of 2014. Rolling Chip volume was $11.44 billion for the quarter, a 25.4% increase compared to the $9.12 billion generated in the prior-year period.

Non-Rolling Chip drop was $1.07 billion during the quarter with a Non-Rolling Chip win percentage of 27.0%. Slot handle increased 9.0% to $3.41 billion for the quarter compared to the year-ago quarter. Total mass win-per-day during the quarter was $4.77 million and was an all-time quarterly record for the property in local currency terms.

ADR decreased to $432 during the quarter and occupancy decreased to 98.0%, resulting in a RevPAR decrease of 9.0% compared to the same quarter last year.  The impact of the stronger U.S. dollar negatively impacted the property’s financial results and key performance indicators in the current quarter.

The following table summarizes our key operating results for Marina Bay Sands for the third quarter of 2015 compared to the third quarter of 2014:

	Three Months Ended
Marina Bay Sands Operations	September 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$584.9	$573.5	$11.4	2.0%
Rooms	98.7	101.6	(2.9)	-2.9%
Food and Beverage	51.1	47.9	3.2	6.7%
Mall	41.5	44.8	(3.3)	-7.4%
Convention, Retail and Other	23.4	23.9	(0.5)	-2.1%
Less - Promotional Allowances	(48.9)	(56.2)	7.3	13.0%
Net Revenues	$750.7	$735.5	$15.2	2.1%

Adjusted Property EBITDA	$389.7	$351.7	$38.0	10.8%
EBITDA Margin %	51.9%	47.8%		4.1 pts

Operating Income	$302.4	$259.0	$43.4	16.8%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11,436.4	$9,121.8	$2,314.6	25.4%
Rolling Chip Win %(1)	2.61%	2.64%		-0.03 pts

Non-Rolling Chip Drop	$1,071.7	$1,137.4	$(65.7)	-5.8%
Non-Rolling Chip Win %	27.0%	25.6%		1.4 pts

Slot Handle	$3,409.3	$3,126.5	$282.8	9.0%
Slot Hold %	4.4%	4.9%		-0.5 pts

Hotel Statistics

Occupancy %	98.0%	99.4%		-1.4 pts
Average Daily Rate (ADR)	$432	$468	$(36)	-7.7%
Revenue per Available Room (RevPAR)	$423	$465	$(42)	-9.0%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Third Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, was $79.8 million for the quarter.  On a hold-normalized basis, adjusted property EBITDA in the quarter increased 21.8% year-over-year to $101.8 million.  RevPAR increased 13.9% year-over-year to $213 in the quarter, reflecting an 8.8% increase in ADR to $222 and a 4.1 percentage point increase in occupancy to 96.0%.  Table games drop decreased 4.0% in the quarter to $607.9 million, reflecting softer baccarat play, while slot handle increased 3.6% to $593.7 million.

The following table summarizes our key operating results for our Las Vegas operations for the third quarter of 2015 compared to the third quarter of 2014:

	Three Months Ended
Las Vegas Operations	September 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$127.9	$165.1	$(37.2)	-22.5%
Rooms	138.0	115.6	22.4	19.4%
Food and Beverage	69.1	51.6	17.5	33.9%
Convention, Retail and Other	76.0	72.4	3.6	5.0%
Less - Promotional Allowances	(25.5)	(24.2)	(1.3)	-5.4%
Net Revenues	$385.5	$380.5	$5.0	1.3%

Adjusted Property EBITDA	$79.8	$90.2	$(10.4)	-11.5%
EBITDA Margin %	20.7%	23.7%		-3.0 pts

Operating Income	$71.6	$79.1	$(7.5)	-9.5%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$607.9	$632.9	$(25.0)	-4.0%
Table Games Win %(1)	16.9%	24.1%		-7.2 pts

Slot Handle	$593.7	$573.1	$20.6	3.6%
Slot Hold %	8.2%	8.3%		-0.1 pts

Hotel Statistics

Occupancy %	96.0%	91.9%		4.1 pts
Average Daily Rate (ADR)	$222	$204	$18	8.8%
Revenue per Available Room (RevPAR)	$213	$187	$26	13.9%

(1)
This compares to our expected Baccarat win percentage of 21.0% to 29.0% and our expected non-Baccarat win percentage of 16.0% to 20.0% in the current year quarter (calculated before discounts). Our expected Baccarat win percentage in the prior-year quarter was 22.0% to 30.0% and our expected non-Baccarat win percentage was 14.0% to 18.0% (calculated before discounts).

Sands Bethlehem Third Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania increased 13.1% to $144.0 million and adjusted property EBITDA increased 25.8% to $37.5 million for the quarter, which was an all-time quarterly record for the property. Table games drop increased 5.9% to $290.7 million for the quarter, while table games win percentage was 18.7%, which was higher than the 16.2% realized in the third quarter of 2014. Slot handle increased 7.4% year-over-year to $1.11 billion for the quarter with a slot hold percentage of 7.0%.

The following table summarizes our key operating results for Sands Bethlehem for the third quarter of 2015 compared to the third quarter of 2014:

	Three Months Ended
Sands Bethlehem Operations	September 30,
(Dollars in millions)	2015	2014	$ Change	Change
Revenues:
Casino	$134.3	$118.3	$16.0	13.5%
Rooms	4.0	3.6	0.4	11.1%
Food and Beverage	7.0	6.7	0.3	4.5%
Mall	1.2	1.2	-	0.0%
Convention, Retail and Other	5.2	4.4	0.8	18.2%
Less - Promotional Allowances	(7.7)	(6.9)	(0.8)	-11.6%
Net Revenues	$144.0	$127.3	$16.7	13.1%

Adjusted Property EBITDA	$37.5	$29.8	$7.7	25.8%
EBITDA Margin %	26.1%	23.4%		2.7 pts

Operating Income	$30.8	$23.5	$7.3	31.1%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$290.7	$274.6	$16.1	5.9%
Table Games Win %(1)	18.7%	16.2%		2.5 pts

Slot Handle	$1,114.6	$1,038.0	$76.6	7.4%
Slot Hold %	7.0%	6.9%		0.1 pts

Hotel Statistics

Occupancy %	96.8%	89.4%		7.4 pts
Average Daily Rate (ADR)	$151	$145	$6	4.1%
Revenue per Available Room (RevPAR)	$146	$130	$16	12.3%

(1)	This compares to our expected table games win percentage of 14.0% to 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore was $139.3 million for the third quarter of 2015, a decrease of 6.8% compared to the third quarter of 2014.  Operating profit derived from these retail mall assets decreased 5.2% year-over-year to $125.0 million.

	For The Three Months Ended September 30, 2015						TTM September 30, 2015
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$50.2	$44.9	89.4%	779,459		97.7%	$1,540

Shoppes at Four Seasons
Luxury Retail	20.5	19.3	94.1%	142,562		100.0%	5,168
Other Stores	11.5	10.8	93.9%	115,453		100.0%	1,812
Total	32.0	30.1	94.1%	258,015		100.0%	3,858

Shoppes at Cotai Central	15.6	13.6	87.2%	331,587	(3)	97.9%	938
Total Cotai Strip in Macao	97.8	88.6	90.6%	1,369,061		98.2%	1,833

The Shoppes at Marina Bay Sands	41.5	36.4	87.7%	644,590		95.5%	1,383

Total	$139.3	$125.0	89.7%	2,013,651		97.3%	$1,696

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally comprised of our CotaiJet ferry operation, reflected adjusted property EBITDA of $8.4 million during the quarter, compared to $3.1 million in the third quarter of 2014.

Pre-opening expense was $9.6 million in the third quarter of 2015.

Depreciation and amortization expense was $247.7 million in the third quarter of 2015, compared to $251.0 million in the third quarter of 2014.

Interest expense, net of amounts capitalized, was $67.0 million for the third quarter of 2015, compared to $66.8 million in the prior-year quarter. Capitalized interest was $7.1 million during the third quarter of 2015, compared to $2.9 million during the third quarter of 2014.  Our weighted average borrowing cost in the third quarter of 2015 was approximately 3.0%.

Corporate expense was $37.5 million in the third quarter of 2015, compared to $42.7 million in the third quarter of 2014.

Other income, which was principally composed of foreign currency gains, was $16.3 million in the third quarter of 2015, compared to $0.1 million in the third quarter of 2014.

The company’s effective income tax rate for the third quarter of 2015 was 10.5%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the third quarter of 2015 of $98.8 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of September 30, 2015 were $1.86 billion.

As of September 30, 2015, total debt outstanding, including the current portion, was $9.13 billion.

Capital Expenditures

Capital expenditures during the third quarter totaled $393.7 million, including construction, development and maintenance activities of $329.2 million in Macao, $40.5 million at Marina Bay Sands, $19.6 million in Las Vegas, and $4.4 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, October 21, 2015 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new development, construction and ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao, our ability to meet certain development deadlines, our subsidiaries’ ability to make distribution payments to us, and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, gain or loss on disposal of assets and loss on modification or early retirement of debt.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state-of-the-art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

Our properties include the five-diamond Venetian and Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore.  Through our majority ownership in Sands China Ltd. (HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao and Sands Cotai Central, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through our Sands Cares corporate citizenship program and leading innovation with the company’s award-winning Sands ECO360° global sustainability program.  To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Third Quarter 2015 Results
Non-GAAP Reconciliations

Within the company’s third quarter 2015 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, pre-opening expense, development expense, royalty fees, stock-based compensation and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenues:
Casino	$2,242,571	$2,897,084	$6,920,757	$9,281,959
Rooms	379,878	386,867	1,102,550	1,162,205
Food and beverage	188,073	185,821	555,902	582,804
Mall	140,556	150,728	403,652	378,832
Convention, retail and other	129,761	128,458	389,412	391,663
	3,080,839	3,748,958	9,372,273	11,797,463
Less - promotional allowances	(187,156)	(215,836)	(545,547)	(629,607)
	2,893,683	3,533,122	8,826,726	11,167,856
Operating expenses:
Resort operations	1,846,208	2,256,479	5,725,206	7,114,528
Corporate	37,488	42,704	127,276	138,504
Pre-opening	9,627	(2,414)	29,860	18,027
Development	3,147	3,043	7,028	8,952
Depreciation and amortization	247,698	251,002	750,212	776,065
Amortization of leasehold interests in land	9,737	10,086	29,060	30,152
Loss on disposal of assets	709	801	18,590	4,922
	2,154,614	2,561,701	6,687,232	8,091,150
Operating income	739,069	971,421	2,139,494	3,076,706
Other income (expense):
Interest income	2,158	5,609	12,598	17,109
Interest expense, net of amounts capitalized	(66,962)	(66,779)	(199,018)	(207,495)
Other income (expense)	16,275	95	31,589	(2,368)
Loss on modification or early retirement of debt	-	(1,978)	-	(19,942)
Income before income taxes	690,540	908,368	1,984,663	2,864,010
Income tax expense	(72,347)	(47,869)	(173,941)	(153,939)
Net income	618,193	860,499	1,810,722	2,710,071
Net income attributable to noncontrolling interests	(98,835)	(188,794)	(310,268)	(590,747)
Net income attributable to Las Vegas Sands Corp.	$519,358	$671,705	$1,500,454	$2,119,324

Earnings per share:
Basic	$0.65	$0.84	$1.88	$2.62
Diluted	$0.65	$0.83	$1.88	$2.62

Weighted average shares outstanding:
Basic	796,559,738	803,064,834	797,400,090	808,247,012
Diluted	797,302,248	804,810,589	798,263,294	810,288,616

Dividends declared per common share	$0.65	$0.50	$1.95	$1.50

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

	Three Months Ended September 30, 2015

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$213,653	$39,083	$1,665	$172	$-	$-	$1,808	$-	$256,381
Sands Cotai Central	94,531	68,894	2,138	566	3,609	-	719	-	170,457
Four Seasons Hotel Macao and Plaza Casino	46,923	9,596	720	-	1,331	-	215	-	58,785
Sands Macao	41,753	8,936	373	(34)	-	-	104	-	51,132
Macao Property Operations	396,860	126,509	4,896	704	4,940	-	2,846	-	536,755
Marina Bay Sands	302,379	58,307	4,227	29	466	24,087	222	-	389,717
United States:
Las Vegas Operating Properties	71,609	44,082	-	1	-	(37,486)	1,584	-	79,790
Sands Bethlehem	30,832	6,700	-	(33)	31	-	-	-	37,530
United States Property Operations	102,441	50,782	-	(32)	31	(37,486)	1,584	-	117,320
Other Asia (2)	(8,872)	3,559	-	8	-	13,640	92	-	8,427
Other Development	(8,112)	161	614	-	7,337	-	-	-	-
Corporate	(45,627)	8,380	-	-	-	(241)	-	37,488	-
	$739,069	$247,698	$9,737	$709	$12,774	$-	$4,744	$37,488	$1,052,219

	Three Months Ended September 30, 2014

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$312,439	$35,816	$1,655	$112	$-	$-	$2,713	$-	$352,735
Sands Cotai Central	193,005	70,061	2,154	469	(34)	-	1,376	-	267,031
Four Seasons Hotel Macao and Plaza Casino	88,678	9,843	706	40	1,499	-	418	-	101,184
Sands Macao	78,308	8,858	354	44	-	-	535	-	88,099
Macao Property Operations	672,430	124,578	4,869	665	1,465	-	5,042	-	809,049
Marina Bay Sands	259,040	62,651	4,595	144	75	24,351	831	-	351,687
United States:
Las Vegas Operating Properties	79,053	46,142	-	(5)	36	(36,307)	1,264	-	90,183
Sands Bethlehem	23,470	6,336	-	(3)	29	-	14	-	29,846
United States Property Operations	102,523	52,478	-	(8)	65	(36,307)	1,278	-	120,029
Other Asia (2)	(12,640)	3,457	-	-	12	12,200	101	-	3,130
Other Development	205	161	622	-	(988)	-	-	-	-
Corporate	(50,137)	7,677	-	-	-	(244)	-	42,704	-
	$971,421	$251,002	$10,086	$801	$629	$-	$7,252	$42,704	$1,283,895

	Nine Months Ended September 30, 2015

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$644,620	$115,403	$4,971	$8,972	$-	$-	$7,347	$-	$781,313
Sands Cotai Central	259,138	209,509	6,216	4,093	8,387	-	3,234	-	490,577
Four Seasons Hotel Macao and Plaza Casino	140,773	28,908	2,140	13	4,763	-	994	-	177,591
Sands Macao	142,586	27,018	1,113	3,170	-	-	907	-	174,794
Macao Property Operations	1,187,117	380,838	14,440	16,248	13,150	-	12,482	-	1,624,275
Marina Bay Sands	898,583	181,610	12,779	269	1,182	73,169	651	-	1,168,243
United States:
Las Vegas Operating Properties	183,862	131,240	-	2,192	294	(113,357)	3,834	-	208,065
Sands Bethlehem	81,333	20,158	-	(127)	84	-	74	-	101,522
United States Property Operations	265,195	151,398	-	2,065	378	(113,357)	3,908	-	309,587
Other Asia (2)	(35,014)	10,542	-	8		40,920	324	-	16,780
Other Development	(24,502)	483	1,841	-	22,178	-	-	-	-
Corporate	(151,885)	25,341	-	-	-	(732)	-	127,276	-
	$2,139,494	$750,212	$29,060	$18,590	$36,888	$-	$17,365	$127,276	$3,118,885

	Nine Months Ended September 30, 2014

	Operating Income (Loss)	Depreciation and Amortization	Amortization of Leasehold Interests in Land	(Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Adjusted Property EBITDA
Macao:
The Venetian Macao	$1,103,241	$108,249	$4,961	$716	$-	$-	$7,709	$-	$1,224,876
Sands Cotai Central	561,299	204,193	6,460	1,080	4,363	-	3,815	-	781,210
Four Seasons Hotel Macao and Plaza Casino	243,814	29,540	2,118	92	5,633	-	982	-	282,179
Sands Macao	233,660	25,542	1,061	162	-	-	1,431	-	261,856
Macao Property Operations	2,142,014	367,524	14,600	2,050	9,996	-	13,937	-	2,550,121
Marina Bay Sands	899,323	209,491	13,687	3,517	75	74,887	3,646	-	1,204,626
United States:
Las Vegas Operating Properties	202,565	139,654	-	(724)	133	(110,738)	5,060	-	235,950
Sands Bethlehem	61,022	23,254	-	(70)	94	-	(8)	-	84,292
United States Property Operations	263,587	162,908	-	(794)	227	(110,738)	5,052	-	320,242
Other Asia (2)	(46,425)	10,604	-	149	46	36,600	274	-	1,248
Other Development	(18,970)	470	1,865	-	16,635	-	-	-	-
Corporate	(162,823)	25,068	-	-	-	(749)	-	138,504	-
	$3,076,706	$776,065	$30,152	$4,922	$26,979	$-	$22,909	$138,504	$4,076,237

(1)	During the three months ended September 30, 2015 and 2014, the Company recorded stock-based compensation expense of $9.3 million and $11.6 million, respectively, of which $4.4 million and $4.1 million, respectively, is included in corporate expense and $0.2 million and $0.3 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the nine months ended September 30, 2015 and 2014, the Company recorded stock-based compensation expense of $36.5 million and $37.8 million, respectively, of which $18.3 million and $14.4 million, respectively, is included in corporate expense and $0.8 million and $0.5 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended September 30, 2015

	Adjusted Property EBITDA	(1) Hold-Normalized Casino Revenue	(2) Hold-Normalized Casino Expense	Hold-Normalized Adjusted Property EBITDA

Macao Property Operations	$536,755	$(43,578)	$35,115	$528,292
Marina Bay Sands	389,717	27,129	(5,539)	411,307
United States:
Las Vegas Operating Properties	79,790	26,732	(4,757)	101,765
Sands Bethlehem	37,530	-	-	37,530
United States Property Operations	117,320	26,732	(4,757)	139,295
Other Asia	8,427	-	-	8,427
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,052,219	$10,283	$24,819	$1,087,321

	Three Months Ended September 30, 2014

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$809,049	$(96,288)	$59,325	$772,086
Marina Bay Sands	351,687	18,507	(3,733)	366,461
United States:
Las Vegas Operating Properties	90,183	(8,029)	1,412	83,566
Sands Bethlehem	29,846	-	-	29,846
United States Property Operations	120,029	(8,029)	1,412	113,412
Other Asia	3,130	-	-	3,130
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,283,895	$(85,810)	$57,004	$1,255,089

(1)	For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%. This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 25.0% for Baccarat and 18.0% for non-Baccarat for 2015 and 26.0% for Baccarat and 16.0% for non-Baccarat for 2014.  This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 21.0% to 29.0% and 16.0% to 20.0%, respectively, for 2015 and 22.0% to 30.0% and 14.0% to 18.0%, respectively, for 2014.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)	Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income attributable to Las Vegas Sands Corp.	$519,358	$671,705	$1,500,454	$2,119,324
Add (deduct):
Net income attributable to noncontrolling interests	98,835	188,794	310,268	590,747
Income tax expense	72,347	47,869	173,941	153,939
Loss on modification or early retirement of debt	-	1,978	-	19,942
Other (income) expense	(16,275)	(95)	(31,589)	2,368
Interest expense, net of amounts capitalized	66,962	66,779	199,018	207,495
Interest income	(2,158)	(5,609)	(12,598)	(17,109)
Loss on disposal of assets	709	801	18,590	4,922
Amortization of leasehold interests in land	9,737	10,086	29,060	30,152
Depreciation and amortization	247,698	251,002	750,212	776,065
Development expense	3,147	3,043	7,028	8,952
Pre-opening expense	9,627	(2,414)	29,860	18,027
Stock-based compensation (1)	4,744	7,252	17,365	22,909
Corporate expense	37,488	42,704	127,276	138,504
Adjusted Property EBITDA	$1,052,219	$1,283,895	$3,118,885	$4,076,237

Hold-normalized casino revenue (2)	10,283	(85,810)
Hold-normalized casino expense (2)	24,819	57,004
Hold-Normalized Adjusted Property EBITDA	$1,087,321	$1,255,089

(1) See Exhibit 2
(2) See Exhibit 3
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
The Venetian Macao	$699,553	$943,037	$2,226,198	$3,160,374
Sands Cotai Central	550,159	816,463	1,676,154	2,428,822
Four Seasons Hotel Macao and Plaza Casino	167,947	265,432	533,314	863,940
Sands Macao	207,364	280,079	674,289	906,882
Marina Bay Sands	750,677	735,505	2,248,535	2,375,618
Las Vegas Operating Properties	385,472	380,461	1,107,871	1,116,194
Sands Bethlehem	144,003	127,338	409,204	370,644
Other Asia	43,422	41,439	117,428	113,286
Intersegment Eliminations	(54,914)	(56,632)	(166,267)	(167,904)
	$2,893,683	$3,533,122	$8,826,726	$11,167,856

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
The Venetian Macao	36.6%	37.4%	35.1%	38.8%
Sands Cotai Central	31.0%	32.7%	29.3%	32.2%
Four Seasons Hotel Macao and Plaza Casino	35.0%	38.1%	33.3%	32.7%
Sands Macao	24.7%	31.5%	25.9%	28.9%
Marina Bay Sands	51.9%	47.8%	52.0%	50.7%
Las Vegas Operating Properties	20.7%	23.7%	18.8%	21.1%
Sands Bethlehem	26.1%	23.4%	24.8%	22.7%
Other Asia	19.4%	7.6%	14.3%	1.1%

Total	36.4%	36.3%	35.3%	36.5%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income attributable to Las Vegas Sands Corp.	$519,358	$671,705	$1,500,454	$2,119,324

Pre-opening expense, net	6,807	(1,673)	21,166	12,722
Development expense, net	3,147	3,043	7,028	8,952
Loss on disposal of assets, net	496	603	13,729	4,311
Loss on modification or early retirement of debt, net	-	1,978	-	14,589
Adjusted net income	$529,808	$675,656	$1,542,377	$2,159,898

Hold-normalized casino revenue (1)	10,283	(85,810)
Hold-normalized casino expense (1)	24,819	57,004
Income tax impact on hold adjustments	(3,670)	(2,512)
Noncontrolling interest impact on hold adjustments	2,529	11,036
Hold-normalized adjusted net income	$563,769	$655,374

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.65	$0.83	$1.88	$2.62

Pre-opening expense, net	0.01	-	0.02	0.02
Development expense, net	-	0.01	0.01	0.01
Loss on disposal of assets, net	-	-	0.02	-
Loss on modification or early retirement of debt, net	-	-	-	0.02
Adjusted earnings per diluted share	$0.66	$0.84	$1.93	$2.67

Hold-normalized casino revenue	0.02	(0.11)
Hold-normalized casino expense	0.03	0.07
Income tax impact on hold adjustments	-	-
Noncontrolling interest impact on hold adjustments	-	0.01
Hold-normalized adjusted earnings per diluted share	$0.71	$0.81

Weighted average diluted shares outstanding	797,302,248	804,810,589	798,263,294	810,288,616

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Room Statistics:
The Venetian Macao:
Occupancy %	84.5%	93.3%	84.2%	92.2%
Average daily room rate (ADR) (1)	$239	$269	$249	$266
Revenue per available room (RevPAR) (2)	$202	$251	$210	$246

Sands Cotai Central:
Occupancy %	86.5%	89.5%	82.3%	87.7%
Average daily room rate (ADR) (1)	$152	$176	$160	$174
Revenue per available room (RevPAR) (2)	$131	$157	$131	$153

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	86.5%	88.3%	82.4%	87.1%
Average daily room rate (ADR) (1)	$363	$391	$384	$410
Revenue per available room (RevPAR) (2)	$314	$345	$316	$357

Sands Macao:
Occupancy %	99.8%	99.4%	99.3%	98.2%
Average daily room rate (ADR) (1)	$226	$219	$224	$242
Revenue per available room (RevPAR) (2)	$226	$218	$222	$238

Marina Bay Sands:
Occupancy %	98.0%	99.4%	96.2%	99.3%
Average daily room rate (ADR) (1)	$432	$468	$408	$435
Revenue per available room (RevPAR) (2)	$423	$465	$393	$431

Las Vegas Operating Properties:
Occupancy %	96.0%	91.9%	91.7%	90.3%
Average daily room rate (ADR) (1)	$222	$204	$232	$222
Revenue per available room (RevPAR) (2)	$213	$187	$212	$201

Sands Bethlehem:
Occupancy %	96.8%	89.4%	91.1%	81.9%
Average daily room rate (ADR) (1)	$151	$145	$151	$145
Revenue per available room (RevPAR) (2)	$146	$130	$137	$119

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$10,743	$15,341	$11,969	$17,181
Slot machine win per unit per day (4)	$252	$385	$259	$377
Average number of table games	627	610	612	645
Average number of slot machines	2,158	1,887	2,129	2,020

Sands Cotai Central:
Table games win per unit per day (3)	$10,591	$16,685	$10,779	$18,015
Slot machine win per unit per day (4)	$350	$465	$348	$427
Average number of table games	496	515	505	491
Average number of slot machines	1,709	1,624	1,704	1,755

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$15,344	$24,350	$16,015	$27,913
Slot machine win per unit per day (4)	$501	$711	$511	$775
Average number of table games	113	132	122	129
Average number of slot machines	177	152	159	158

Sands Macao:
Table games win per unit per day (3)	$8,053	$11,949	$8,717	$13,486
Slot machine win per unit per day (4)	$287	$378	$287	$353
Average number of table games	276	262	282	261
Average number of slot machines	1,006	852	957	949

Marina Bay Sands:
Table games win per unit per day (3)	$10,560	$9,422	$10,856	$11,008
Slot machine win per unit per day (4)	$662	$674	$658	$691
Average number of table games	605	614	595	625
Average number of slot machines	2,445	2,465	2,413	2,397

Las Vegas Operating Properties:
Table games win per unit per day (3)	$4,551	$7,130	$3,644	$5,007
Slot machine win per unit per day (4)	$241	$222	$229	$199
Average number of table games	245	233	245	235
Average number of slot machines	2,196	2,334	2,232	2,368

Sands Bethlehem:
Table games win per unit per day (3)	$3,375	$2,936	$3,101	$2,829
Slot machine win per unit per day (4)	$284	$258	$275	$257
Average number of table games	175	165	176	163
Average number of slot machines	2,968	3,012	2,998	3,011

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.
(2)	RevPAR is calculated by dividing total room revenue by total rooms available.
(3)	Table games win per unit per day is shown before discounts and commissions.
(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 6